                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                             ----------------------

                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            -----------------------

       Date of report (Date of earliest event reported):  April 19, 1998

                            ATRIA COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                       0-21159                   61-1303738
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)

                       501 South Fourth Avenue, Suite 140
                          Louisville, Kentucky  40202

          (Address of Principal Executive Offices, including Zip Code)

      Registrant's telephone number, including area code:  (502) 719-1600


         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     On April 19, 1998, Atria Communities, Inc. ("Atria"), Kapson Senior Quarters Corp. ("Kapson"), an affiliate of Lazard Freres Real Estate Investors L.L.C., and KA Acquisition Corp., a wholly owned subsidiary of Kapson ("Sub"), entered into an Agreement and Plan of Merger (the "Agreement and Plan of Merger") under which Kapson will acquire Atria. Atria, Kapson and Sub amended certain terms of the Agreement and Plan of Merger as of May 19, 1998 pursuant to the First Amendment to the Agreement and Plan of Merger which is included within
Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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     No financial statements are required to be filed as part of this Report.
The following exhibits are filed as part of this Report:

EXHIBIT NO.                 DESCRIPTION
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  *99.1         Agreement and Plan of Merger dated as of April 19, 1998, by and among Atria Communities, Inc., Kapson Senior Quarters Corp., and KA Acquisition Corp, as amended by the First Amendment to the Agreement and Plan of Merger, dated May 19, 1998. Appendix A to
                Exhibit 99.(d)(1) to the Company's Transaction Statement on
                Schedule 13E-3 dated May 21, 1998 (Comm. File No. 5-48113) is hereby incorporated by reference.

  *99.2 Support Agreement dated as of April 19, 1998, by and among Kapson Senior Quarters Corp., KA Acquisition Corp., Vencor Assisted Living Holdings, Inc. and Vencor, Inc.

  *99.3 Support Agreement dated as of April 19, 1998 by and among Kapson Senior Quarters Corp., KA Acquisition Corp., and the individuals listed on Schedule A thereto.

  *99.4 Second Amendment dated as of April 19, 1998, to Shareholder Protection Rights Agreement, dated as of February 15, 1998, between Atria Communities, Inc. and National City Bank, as Rights Agent

  *99.5         Press Release, dated April 20, 1998

*  Previously filed.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               ATRIA COMMUNITIES, INC.


               By:  /s/ W. Patrick Mulloy, II
                    ---------------------------------
                    W. Patrick Mulloy, II
                    President and Chief Executive Officer

Dated:  May 28, 1998

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